UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): August 1, 2013

REXNORD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue, Milwaukee, Wisconsin		53214
(Address of Principal Executive Offices)		(Zip Code)

(414) 643-3739
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Rexnord Corporation (the “Company”) held its fiscal 2014 Annual Meeting of Stockholders on August 1, 2013. The stockholders (i) elected three directors of the Company's Board of Directors to serve for three-year terms expiring in fiscal 2017; and (ii) ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2014. There were 97,253,058 outstanding shares eligible to vote as of June 3, 2013, the record date for the fiscal 2014 Annual Meeting.
The directors elected to the Company's Board for terms expiring at the Annual Meeting in fiscal 2017, as well as the number of votes cast for, votes withheld and broker non-votes with respect to each of these individuals, are set forth below:

Director	Votes For	Votes Withheld	Broker Non-Votes
Mark S. Bartlett	92,617,682	2,143,870	719,057
Damian J. Giangiacomo	70,553,851	24,207,701	719,057
Steven Martinez	80,773,605	13,987,947	719,057

The terms of office for the following directors continue until the Annual Meeting in the fiscal year set forth below:

Director	Term	Director	Term
Todd A. Adams	2016	Thomas D. Christopoul	2015
Laurence M. Berg	2016	Peter P. Copses	2015
George M. Sherman	2016	John S. Stroup	2015
The proposal to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2014 received the following votes:

Votes for approval:	95,299,598
Votes against:	86,885
Abstentions:	94,126
Broker Non-Votes:	—

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has caused this report to be signed on its behalf by the undersigned thereunto authorized this 5th day of August, 2013.

REXNORD CORPORATION

BY:	/S/ Patricia M. Whaley
Patricia M. Whaley
Vice President, General Counsel and Secretary